 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2015

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1016 Civic Center Drive Northwest Rochester, Minnesota	55901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

1016 Civic Center Drive Northwest PO Box 6057 Rochester, Minnesota 55903-6057
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On January 8, 2015, HMN Financial, Inc. (the “Company”) announced that its Board of Directors declared a dividend of $22.50 per share on the Company’s outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”), which were originally issued by HMN to the U.S. Treasury through the Capital Purchase Program established under the Troubled Asset Relief Program. The amount of the dividend represents all accrued and unpaid dividends on the Preferred Stock for the dividend period ending on February 14, 2015. The dividend will be payable on February 17, 2015 to holders of record of the Preferred Stock on January 6, 2015.

Also on January 8, 2015, the Company announced that it will redeem all 10,000 shares of outstanding Preferred Stock from holders of record of the Preferred Stock on January 6, 2015. The effective date of the redemption will be February 17, 2015. Giving effect to the dividend to be paid on the same date, the redemption price per share will be $1,000. Following the redemption, no shares of Preferred Stock will remain outstanding.

The Company has requested and received all applicable approvals from regulatory authorities to pay the Preferred Stock dividend and effect the Preferred Stock redemption.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
99.1	Press Release dated January 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date: January 9, 2015	/s/ Jon Eberle
Jon Eberle
Senior Vice President,
Chief Financial Officer and
Treasurer

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